Exhibit 4.1
WARRANT CERTIFICATE #: NUMBER OF WARRANTS: THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JUNE 2, 2009 (THE “PROSPECTUS SUPPLEMENT”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM GEORGESON, INC., THE INFORMATION AGENT. Allis-Chalmers Energy Inc. Incorporated under the laws of the State of Delaware NON-TRANSFERABLE WARRANT CERTIFICATE Evidencing a Non-Transferable Right to Purchase Shares of Common Stock of Allis-Chalmers Energy Inc. Subscription Price: $2.50 per Share THE WARRANT WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 19, 2009, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the Right (the “Excess Shares”), any Warrant holder that exercises his Basic Subscription Right in number of non-transferable warrants (“Warrants”) set forth above. Each Warrant entitles the holder full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Offering, thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per subject to proration, as described in the Prospectus Supplement (the “Oversubscription Right”). The share, of Allis-Chalmers Energy Inc., a Delaware corporation, at a subscription price of $2.50 per Warrants represented by this Warrant Certificate may be exercised by completing Form 1 and any share (the “Basic Subscription Right”), pursuant to an offering (the “Offering”), on the terms and other appropriate forms on the reverse side hereof and by retuning this Warrant certificate and the subject to the conditions set forth in the Prospectus Supplement and the “Instructions as to Use of full payment of the subscription price for each share of Common Stock in accordance with the Allis-Chalmers Energy Inc. Warrant Certificates” accompanying this Warrant Certificate. If any “Instructions as to Use of Allis-Chalmers Energy Inc. Warrant Certificates” that accompany this shares of Common Stock available for purchase in the Offering are not purchased by other Warrant Certificate. holders of Warrants pursuant to the exercise of their Basic Subscription This Warrant Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the signatures of the duly authorized officers of Allis-Chalmers Energy Inc. Dated: ___ ___Chairman and Chief Executive Officer General Counsel and Secretary

DELIVERY OPTIONS FOR WARRANT CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:	If delivering by mail or overnight courier:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Reorganization Department	Operations Center
59 Maiden Lane	Attn: Reorganization Department
New York, New York 10038	6201 15th Avenue
Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares of Common Stock pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares of Common Stock pursuant to your Oversubscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled to purchase under either the Basic Subscription Right or the Oversubscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Right, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares x $2.50	=	$

	(no. of new shares)	(subscription price)			(amount enclosed)
(b) EXERCISE OF OVERSUBSCRIPTION RIGHT:
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Oversubscription Right:

I apply for		shares x $2.50	=	$

	(no. of new shares)	(subscription price)			(amount enclosed)

(c) Total Amount of Payment Enclosed	=	$

METHOD OF PAYMENT (CHECK ONE):
☐	Certified check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order, payable to “American Stock Transfer & Trust Company, as Subscription Agent.”

☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in the Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 957-341334, American Stock Transfer FBO Allis-Chalmers Energy Inc., with reference to the warrant holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the shares of Common Stock you purchase or a certificate representing unexercised warrants to be delivered to an address different from that shown on the face of this Warrant Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for this Offering and I hereby irrevocably subscribe for the number of shares of Common Stock of Allis-Chalmers Energy Inc. indicated above on the terms and conditions specified in the Prospectus Supplement.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ALLIS-CHALMERS ENERGY INC. WARRANT CERTIFICATES, CALL GEORGESON, INC., THE INFORMATION AGENT, AT (866) 577-4988.